Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AMONG

GENERAL ELECTRIC COMPANY,

PATRIOT HFS, INC.

and

HPSC, INC.

DATED AS OF NOVEMBER 12, 2003

EXECUTION COPY

i

ii

AGREEMENT AND PLAN OF MERGER, dated as of November 12, 2003 (this “Agreement”), among General Electric Company, a New York corporation (“Parent”), Patriot HFS, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, and HPSC, Inc., a Delaware corporation (the “Company” and, together with Merger Sub, the “Constituent Corporations”).

WITNESSETH:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, is advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger pursuant to which each outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly or indirectly by Parent or directly by the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 1.8(c));

WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into this Agreement, Parent and Merger Sub have entered into Voting Agreements, dated as of the date hereof and the form of which is attached as Exhibit A hereto (the “Voting Agreement“) pursuant to which the stockholders party thereto (the “Stockholders“) have agreed, among other things, to vote all shares of Company Common Stock subject to such Voting Agreement in favor of the Merger and this Agreement and against any Takeover Proposal (as defined herein), subject to and on the conditions set forth therein; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1                                      The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub shall be merged with and into the Company at the Effective Time.  From and after the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation (the “Surviving Corporation”).

Section 1.2                                      Closing.  Subject to the terms and conditions hereof, the closing of the Merger (the “Closing”) will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing Date), unless another time or date is agreed to in writing by the parties hereto (any such date, the “Closing Date”). The Closing shall be held at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, unless another place is agreed to by the parties hereto.

Section 1.3                                      Effective Time.  As soon as practicable following the Closing, the parties shall (i) file a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL, and (ii) make all other filings required under the DGCL.  The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent time as Parent and the Company shall agree and specify in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

Section 1.4                                      Effects of the Merger.  At and after the Effective Time, the Merger will have the effects set forth in the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Constituent Corporations shall be vested in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Constituent Corporations shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

Section 1.5                                      Charter.  The certificate of incorporation of the Company as in effect immediately prior to the Effective Time, shall upon the Effective Time and by virtue of the Merger be amended to read in its entirety as set forth in Exhibit 1.5, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Section 1.6                                      By-Laws.  The by-laws of the Company as in effect immediately prior to the Effective Time shall upon the Effective Time be amended to read in their entirety as set forth in Exhibit 1.6, and as so amended shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

Section 1.7                                      Officers and Directors of the Surviving Corporation.  Except as set forth on Section 1.7 of the Company Disclosure Schedule, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected and qualified or their earlier resignation or removal or otherwise ceasing to be an officer, as the case may be.  The Company shall use its reasonable best efforts to cause each of the directors of the Company to tender his or her resignation as a director of the Company immediately prior to the Effective Time, which such resignations shall become effective at and as of the Effective Time.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified or their earlier resignation or removal or otherwise ceasing to be a director, as the case may be.

Section 1.8                                      Effect on Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any securities of the Constituent Corporations:

(a)                                  Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)                                 All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent or Merger Sub shall automatically be canceled and retired and shall cease to exist and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

(c)                                  Subject to the provisions of Section 2.4 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive the number of shares of voting common stock, par value $0.16 per share, of Parent (“GE Common Stock”) determined by dividing $14.50 by the Average GE Share Price (as defined below) and rounding the result to the nearest one thousandth of a share (the “Merger Consideration”); provided, however, that if between the first day of the Valuation Period (as defined below) and the Effective Time, the outstanding shares of GE Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.  The “Average GE Share Price” means the average of the daily volume-weighted sales prices per share of GE Common Stock on the New York Stock Exchange (the “NYSE”) Tape for each of the 10 consecutive trading days ending on the trading day which is three calendar days prior to the Closing Date, or, if such ending date does not fall on a trading day, then the trading day immediately preceding the third calendar day prior to the Closing Date (the “Valuation Period”).  All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certificates representing the shares of GE Common Stock into which such shares are converted, any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor, and any dividends and other distributions in accordance with Section 2.3.

Section 1.9                                      Treatment of Options and Restricted Stock.

(a)                                  Immediately prior to the Effective Time, each then outstanding employee or other stock option and each then outstanding director stock option (each, an “Option”), whether or not then vested or exercisable, shall be (or, if not previously vested and exercisable, shall become) vested and exercisable and such Options immediately thereafter shall be canceled by the Company, and each holder of a canceled Option shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Company in consideration for the cancellation of such Option the number of shares of GE Common Stock (each a “Substitute Share”), in an amount equal to:

A x {[ B – (C + T)] / B} x D

A	=	number of shares of Company Common Stock subject or related to such Option

B	=	$14.50

C	=	exercise or purchase price per share of Company Common Stock subject or related to such Option

T	=

 all applicable federal, state and local taxes required to be withheld by the Parent, and remitted to the appropriate taxing authority by Parent, per share of Company Common Stock subject or related to such Company Stock Option

D	=	the Merger Consideration

Parent shall pay cash to holders of Substitute Shares in lieu of issuing fractional shares of GE Common Stock.

(b)                                 Immediately prior to the Effective Time, all restrictions on all outstanding shares of restricted Company Common Stock granted to employees or directors shall lapse, and such shares of Company Common Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 1.8(c).

(c)                                  The Company shall (i) take all actions necessary and appropriate so that all stock or other equity based plans maintained with respect to the Company Common Stock, including the stock or other equity based plans listed on Section 3.1(o) of the Company Disclosure Schedule (“Option Plans”), shall terminate as of the Effective Time, (ii) use its reasonable best efforts to provide that any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be amended to provide that no further issuances, transfers or grants shall be permitted from and after the Effective Time, and (iii) use its reasonable best efforts to provide that, from and after the Effective Time, no holder of an Option or any participant in any Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.  Prior to the Effective Time, the Company shall use its reasonable best efforts to (x) obtain all necessary consents from, and provide (in a form reasonably acceptable to Parent) any required notices to, holders of Options, and (y) amend the terms of the applicable Option Plan, in each case, as is necessary to give effect to the provision of this Section 1.9.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1                                      Exchange of Certificates.  Parent shall authorize a bank, trust company, or such other person or persons as shall be reasonably acceptable to Parent and the Company, to act as Exchange Agent hereunder (the “Exchange Agent”).  As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of GE Common Stock issuable pursuant to Section 1.8(c) in exchange for outstanding shares of Company Common Stock and cash, as required to make payments in lieu of any fractional shares pursuant to Section 2.4 (such cash and shares of GE Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”).  The Exchange Agent shall deliver the GE Common Stock contemplated to be issued pursuant to Section 1.8(c) out of the Exchange Fund.  Except as contemplated by Section 1.8, the Exchange Fund shall not be used for any other purpose.

Section 2.2                                      Exchange Procedures.  As soon as practicable after the Effective Time, the Exchange Agent shall mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the “Certificates”) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GE Common Stock and cash in lieu of fractional shares).  Upon surrender for cancellation to the Exchange Agent of a Certificate held by any record holder of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of GE Common Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II, cash in lieu of any fractional share in accordance with Section 2.4 and certain dividends and other distributions in accordance with Section 2.3, and any Certificate so surrendered shall forthwith be canceled.

Section 2.3                                      Dividends; Transfer Taxes; Withholding.  No dividends or other distributions that are declared on or after the Effective Time on GE Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive a certificate representing GE Common Stock until such person surrenders the related Certificate or Certificates, as provided in Section 2.2, and no cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8.  Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such GE Common Stock:  (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of GE Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (b) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of GE Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (c) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8.  In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.  If any cash or certificate representing shares of GE Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of GE Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.  Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

Section 2.4                                      No Fractional Securities.  No certificates or scrip representing fractional shares of GE Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent.  In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of GE Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the Average GE Share Price by (b) the fractional interest to which such holder would otherwise be entitled.  As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 2.3 and this Section 2.4.

Section 2.5                                      Return of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for GE Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to GE Common Stock.  Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such shares of GE Common Stock and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.6                                      No Further Ownership Rights in Company Common Stock.  All shares of GE Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.3 and 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

Section 2.7                                      Closing of Company Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company.  If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article II.

Section 2.8                                      Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against them with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of GE Common Stock any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.4 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

Section 2.9                                      Further Assurances.  If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1                                      Representations and Warranties of the Company.  Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent in connection with the execution of this Agreement (the “Company Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company represents and warrants to Parent as follows:

(a)                                  Organization, Standing and Power.  Each of the Company and each of its Subsidiaries (i) is a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in the case of clause (iii) for such failures as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11(e)) on the Company.  The copies of the charter, articles or certificate of incorporation and by-laws (or similar governing document) of the Company and each of its Subsidiaries which were previously furnished to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

(b)                                 Capital Structure.

(i)                                     As of November 7, 2003, the authorized capital stock of the Company consisted of (A) 15,000,000 shares of Company Common Stock, par value $0.01 per share, of which 4,313,947 shares were issued and outstanding and 712,258 shares were held in treasury and (B) 5,000,000 shares of preferred stock, par value $1.00 per share, of which 5,000,000 shares of Series A Preferred Stock have been designated and reserved for issuance upon exercise of the rights (the “Rights”) distributed to the holders of Company Common Stock pursuant to the Amended and Restated Rights Agreement, dated as of September 16, 1999, between the Company and BankBoston, N.A., as rights agent (as amended, the “Rights Agreement”).  Since November 7, 2003 to the date of this Agreement, there have been no issuances or deliveries by the Company of shares of its capital stock or any other securities of the Company except deliveries by the Company of Company Common Stock (and the associated Rights) related to open market purchases by the Company of shares of Company Common Stock pursuant to the Company’s Employee Stock Ownership Plan (the “ESOP”).  All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company or any of its Subsidiaries.

(ii)                                  As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders may vote (“Company Voting Debt”) are authorized, issued or outstanding.

(iii)                               Except (A) for Options and other rights representing in the aggregate the right to purchase 1,230,000 shares of Company Common Stock under the 1994 Stock Plan, the Amended and Restated 1995 Stock Incentive Plan, as amended, the 1998 Stock Incentive Plan, as amended, the 2000 Stock Incentive Plan, as amended, the 2002 Supplemental Stock Incentive Plan, and the 1998 Outside Directors Stock Bonus Plan of the Company (collectively the “Stock Option Plans”) and (B) for the Rights, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver, sell, repurchase, redeem or otherwise acquire or cause to be issued, delivered, sold, repurchased, redeemed or acquired, shares of capital stock or other voting securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  Section 3.1(b) of the Company Disclosure Schedule contains a correct and complete list as of the date of this Agreement of each outstanding Option, including the holder, date of grant, term, acceleration of vesting or exercisability, if any, exercise price and number of shares of Company Common Stock subject thereto.

(iv)                              All the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company and/or one or more of its wholly owned Subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”).  Except (A) for the capital stock or other ownership interests of its Subsidiaries, (B) as acquired in the ordinary course of business pursuant to foreclosure, workout, settlement or similar transactions, and (C) for security interests held in the ordinary course of business, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person that is material to the business of the Company and its Subsidiaries, taken as a whole.

(c)                                  Authority; No Conflicts.

(i)                                     The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger, to the receipt of the Required Company Vote (as defined in Section 3.1(i)).  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the receipt of the Required Company Vote.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ii)                                  The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or require an offer to purchase to be made under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a “Violation”) pursuant to:  (A) any provision of the charter, articles or certificate of incorporation or by-laws or similar governing document of the Company or any Subsidiary of the Company, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, Securitization Transaction Document, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any judgment, order, decree, statute, law, ordinance, rule or regulation, including the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, any other applicable federal credit laws, and the Federal Healthcare Program Anti-Kickback provisions of the U.S. Social Security Act, 42 U.S.C. 1320a-7b(b), as any such laws or regulations may be hereinafter amended (“Laws”), applicable to the Company or any Subsidiary of the Company or their respective properties or assets.

(iii)                               No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or the United States government or any United States domestic state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any United States domestic quasi-governmental or private body exercising any regulatory, taxing, importing or other United States domestic governmental or quasi-governmental authority (a “Governmental Entity”), is required by the Company or any Subsidiary of the Company as a result of the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to or pursuant to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (C) the DGCL with respect to the filing of the Certificate of Merger, (D) the Required Company Vote, (E) the rules and regulations of the American Stock Exchange (the “AMEX”), (F)  such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and (G) Section 5.10 of this Agreement.  Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as “Required Consents.”

(d)                                 Reports and Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2000 (collectively, including all exhibits thereto, the “Company SEC Reports”).  No Subsidiary of the Company is required to file any form, report or other document with the SEC.  None of the Company SEC Reports filed as of their respective dates (or, if amended or superseded by a subsequent filing, then as of the date of such filing), as so amended or superseded, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or failed to comply as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act and, in each case, the rules and regulations promulgated thereunder.  Each of the consolidated financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments.

(e)                                  Liabilities.  Except for liabilities (i) incurred in the ordinary course of business consistent with past practice (other than indebtedness for borrowed money or other material financing transactions) and that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) disclosed in the Company SEC Reports filed prior to the date hereof, since the date of the most recent audited annual financial statements included in the Company SEC Reports filed with the SEC prior to the date of this Agreement (the “Filed Audited Financials”), neither the Company nor any of its Subsidiaries has incurred any liabilities (whether accrued, absolute, contingent or otherwise and whether due or to become due) that could reasonably be required to be reflected or reserved against in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with U.S. GAAP as applied in preparing the fiscal year end consolidated balance sheet of the Company and its Subsidiaries contained in the Filed Audited Financials.

(f)                                    Absence of Certain Changes or Events.  Except as otherwise contemplated hereby, from the date of the Filed Audited Financials to the date hereof:  (i) the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course in the same manner as heretofore conducted; (ii) there has not been any Material Adverse Effect on the Company; (iii) the Company has not (A) declared, set aside or paid any dividends or other distribution (whether in cash, stock or property) in respect of any of its capital stock; (B) split, combined or reclassified of any of its capital stock or issued or authorized any issuance of any other securities in respect of, in lieu of or in substitution for shares of, its capital stock; (iv) the Company has not changed its methods of accounting for financial accounting or tax purposes in any manner that could be reasonably expected to have a significant adverse effect on its financial statements; (v) the Company has not made or revoked any material express or deemed election relating to Taxes; and (vi) neither the Company nor any of its Subsidiaries has (A) waived in writing any rights, (B) suffered any extraordinary loss or extraordinary losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments or interpretations thereof) which could reasonably be expected to have a Material Adverse Effect on the Company, (C)(1) granted any severance or termination payment, (2) entered into any employment, deferred compensation, consulting, severance, indemnification, change in control, retention or other similar agreement or arrangement, (3) increased any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement, or (4) increased the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of the Company or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice, (D) made or agreed to make any increase in any Company Plan or adopt a new employee benefit plan, which in either case could result in an increase in liability to the Company, (E) other than in the ordinary course of business, sold or transferred any of the assets of the Company or its Subsidiaries, or (F) made any capital expenditures in respect of its business or operations (excluding capital expenditures made in respect of portfolio or other properties held or controlled in the course of its business) in excess of $300,000 in the aggregate.  The Company and its Subsidiaries have not agreed or committed (directly or indirectly) to do any of the foregoing.

(g)                                 Information Supplied.  None of the information to be supplied in writing by the Company for inclusion or incorporation by reference in the registration statement on Form S-4 (together with any amendments or supplements thereto, the “Registration Statement”) and the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the “Proxy Statement”) relating to the Stockholders Meeting (as defined in Section 5.1(b)) with the Securities and Exchange Commission (the “SEC”) will (A) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (B) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, at the time of the Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.  Notwithstanding the foregoing provisions of this Section 3.1(g), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Registration Statement based on information supplied in writing by Parent or Merger Sub for inclusion or incorporation by reference therein.

(h)                                 Board Approval.  The Board of Directors of the Company, by resolutions unanimously adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the “Board Approval”), has duly (i) declared that this Agreement and the Merger and the other transactions contemplated hereby are advisable to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby, (iii) recommended that the stockholders of the Company approve the Merger and the other transactions contemplated hereby, and (iv) authorized the preparation, filing and delivery to the Company’s stockholders of the Proxy Statement.  The Board Approval (assuming the accuracy of the representation in Section 3.2(h)) is sufficient to render inapplicable to the Merger and this Agreement (and the transactions provided for herein) the restrictions on “takeover bids” (as defined in Title XV, Chapter 110C, 1 of the General Laws of Massachusetts) set forth in Chapter 110, Section C of the General Laws of Massachusetts and the limitations on the voting rights of shares of stock acquired in a “control share acquisition” (as defined in Chapter 110E, 1(c)(1) of the General Laws of Massachusetts) set forth in Title XV, Chapter 110, Sections D and E of the General Laws of Massachusetts, and as of the date hereof, no other state takeover statute or similar statute or regulation applies to the Merger and this Agreement (and the transactions provided for herein).

(i)                                     Vote Required.  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote (the “Required Company Vote”)

is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger and the other transactions contemplated hereby, including the amendment to the Company’s charter contemplated hereby.

(j)                                     Opinion of Financial Advisor.  The Company has received the opinion of Keefe, Bruyette & Woods, Inc. (the “Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock.

(k)                                  Related Party Transactions.

(i)                                     For purposes of this Section 3.1(k), the term “Affiliated Person” means (A) any holder of 5% or more of the Company Common Stock, (B) any director, officer or senior executive of the Company or any Subsidiary, (C) any person, firm or corporation that directly or indirectly controls, is controlled by, or is under common control with, any of the Company or any Subsidiary, or (D) any member of the immediate family of any of such persons.

(ii)                                  Except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof, since March 31, 1999, the Company and its Subsidiaries have not, in the ordinary course of business or otherwise, (A) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (B) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Subsidiary), (C) entered into or modified in any manner any contract with, or (D) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

(iii)                               Except as set forth in the Company SEC Reports filed with the SEC prior to the date hereof, (A) the contracts of the Company and its Subsidiaries do not include any material obligation or commitment between the Company or any Subsidiary and any Affiliated Person, (B) the assets of the Company or any Subsidiary do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Subsidiary, and (C) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or any Subsidiary to any Affiliated Person.

(l)                                     Litigation.  There are no claims, actions, suits, proceedings or investigations (collectively, “Claims”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries or any of the officers or directors of the foregoing, before any Governmental Entity, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity or arbitrator outstanding specifically against the Company or any of its Subsidiaries or any of their respective officers and directors, except for any of the foregoing as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.  To the Company’s knowledge, there has not been any investigation of the Company or any of its

Subsidiaries conducted by any Governmental Entity during the two years prior to the date hereof which was concluded and resulted in a significant adverse effect on the ability of the Company and its Subsidiaries to conduct their respective businesses.

(m)                               Compliance with Laws; Permits.  The businesses of the Company and its Subsidiaries are not being and have not during the past two years been, conducted in material violation of any Law of any Governmental Entity.  The Company and each of its Subsidiaries hold all permits, licenses, variances, exemptions, authorizations, operating certificates, orders and approvals of all Governmental Entities (the “Company Permits”), that are required for each of them to own, lease or operate their assets and to carry on their businesses as presently conducted.  The Company and its Subsidiaries have not received any notice of any material default under or material violation of, any such Company Permit.

(n)                                 USA PATRIOT Act.  The Company (i) is, and all of its Subsidiaries are, in compliance with all applicable anti-money laundering and anti-terrorist laws and regulations, including the U.S. Bank Secrecy Act, 31 U.S.C. §§ 5311, et. seq., as amended by the USA PATRIOT Act, Public Law No. 107-56 (Oct. 26, 2001), and 31 C.F.R. Part 103; (ii) have no knowledge or reason to know of any possible violations of applicable anti-money laundering or anti-terrorist laws or regulations by itself, and/or its Subsidiaries, affiliates, directors, officers, employees, agents, borrowers or other customers; (iii) has no knowledge or reason to know of any internal or governmental review, investigation or proceeding that involves itself and/or its Subsidiaries, affiliates, directors, officers, employees, agents, borrowers and/or other customers with respect to possible violations of applicable laws or regulations, including anti-money laundering and anti-terrorist laws and regulations; and (iv) and/or its Subsidiaries,  affiliates, directors, officers, and employees, and, to its knowledge, its agents, borrowers and/or other customers, have not been charged with, convicted of, or assessed a penalty for any violation of laws or regulations, including anti-money laundering or anti-terrorist laws or regulations. The Company’s and/or its Subsidiaries’ or affiliates’ real property or personal property, including intangible property (e.g., bank accounts and collateral), has never been seized, confiscated, blocked and/or forfeited by government authorities.

(o)                                 Economic and Trade Sanctions.

(i)                                     The Company and its Subsidiaries are in compliance with all U.S. economic and trade sanctions laws and regulations;

(ii)                                  The Company has no knowledge or reason to know that it, and/or any of its Subsidiaries, affiliates, officers, directors, employees, agents, consultants, representatives or any other person retained by the Company or any of its Subsidiaries, has engaged in any business arrangement, transaction or other conduct that would violate, or cause the Company and /or any of its Subsidiaries to violate, any U.S. economic or trade sanctions law or regulation, including any authorizing statute, Executive Order or regulation administered or enforced by the Office of Foreign Assets Control (“OFAC”).

(iii)                               Neither the Company, any of its Subsidiaries, nor, to the Company’s knowledge, any person or entity controlled by, controlling, or under common control with, the Company or any of the Company’s Subsidiaries, controlling shareholders, officers, directors, employees, agents, consultants, representatives or any other person retained by the Company or any of its Subsidiaries, or their borrowers or other customers:(A) is a person or entity listed in Executive Order No. 13224 (September 25, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related authorizing statute or any other similar Executive Orders (collectively, the “Executive Order”); (B) is named on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation; (C) is a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (D) is a senior political figure or an immediate family member or close associate of such figure.

(p)                                 Anti-Bribery/Foreign Corrupt Practices.  The Company has no knowledge or reason to know that any of its owners, officers, directors, employees, agents, consultants, representatives or any other person retained by the Company or any of its Subsidiaries has engaged in any conduct which would violate, or cause the Seller to violate, the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd-1, 78dd-2, 78dd-3, 78ff and 78m), or any state or foreign law that prohibits payment to any government official, political party, political party official or candidate for political office for the purpose of influencing any official act or decision in order to obtain, retain or direct business to the Seller.

(q)                                 Taxes.

(i)                                     The Company and each of its Subsidiaries and any consolidated, combined, unitary or affiliated group of which the Company or any of its Subsidiaries is or has been a member, has timely filed, all income and franchise Tax Returns and all other material Tax Returns required to be filed by it.  All such Tax Returns are complete, accurate and correct in all material respects.  The Company and each of its Subsidiaries has timely paid, collected or withheld, or caused to be paid, collected or withheld, all income, franchise and other material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2002 Balance Sheet have been established in accordance with U.S. GAAP.  The most recent consolidated financial statements contained in the Company SEC Documents reflect an adequate reserve in accordance with U.S. GAAP for all Taxes payable by the Company and its Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements.  No material deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in accordance with U.S. GAAP in the appropriate financial statements of the Company and its Subsidiaries.  No audits or other administrative or court proceedings are presently pending with regard to any income, franchise or other material Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of the commencement of any audit or proceeding.  Neither the Company nor any of its Subsidiaries has executed any currently effective waivers or extensions of any applicable statute of limitations to assess any income, franchise or other material Taxes and no written requests for waivers or extensions of the time to assess any such Taxes are pending.  No liens for Taxes on the assets of the Company or any of its Subsidiaries except for statutory liens for current Taxes not yet due and payable.  Other than with respect to Taxes of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries is liable for Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law).

(ii)                                  The Company (A) has previously delivered to Parent copies of all federal, state, local and foreign income, franchise and other material Tax Returns filed by the Company and each of its Subsidiaries for their Taxable years ended December 31, 1999, 2000, and 2001, respectively and (B) will deliver to Parent as promptly as practicable after the date of this Agreement copies of any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company and each of its Subsidiaries.

(iii)                               None of the Company or any of its Subsidiaries is a party to, or is bound by, any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any taxing authority).

(iv)                              Neither the Company nor any of its Subsidiaries has (A) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Tax Law; or (B) received any rulings or filed any requests for rulings in respect of any Taxes within the last three years.

(v)                                 No property owned by the Company or any of its Subsidiaries (A) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (B) constitutes “Tax exempt use property” within the meaning of Section 168(h)(1) of the Code; (C) is “Tax exempt bond financed property” within the meaning of Section 168(g) of the Code; or (D) is “limited use property” within the meaning of Rev. Proc. 76-30.

(vi)                              The Company is not currently, has not been within the last five years, and does not anticipate becoming a “United States real property holding corporation” within the meaning of Section 897(c) of the Code prior to the Effective Time.

(vii)                           No Subsidiary of the Company owns any shares of common stock.

(viii)                        No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or any of its Subsidiaries is or may be subject to Taxation by that jurisdiction.

(ix)                                Except as disclosed on Section 3.1(q) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is obligated, at the date hereof, to make any payment that would not be deductible pursuant to Section 162(m) of the Code prior to or in connection with the Closing and none is a party to any arrangement that would result in a payment that is not deductible pursuant to Section 280G of the Code.

(x)                                   The Company has not agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax laws by reason of a change in accounting method or otherwise.  The Company has not taken any action that is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.  The Company has at all times used the accrual method of accounting for income Tax purposes.

(xi)                                There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law).

(xii)                             The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(xiii)                          Neither the Company nor any Subsidiary or Affiliated Person has taken any action or failed to take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the Code, and no facts exist that would cause the Merger to fail to so qualify.

(xiv)                         For purposes of this Agreement, the term “Tax” or “Taxes” shall mean all taxes, charges, imposts, levies, or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, estimated and other Taxes, customs duties, assessments and charges of any kind whatsoever, together with any interest and any penalties, additions to Tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement.  The term “Tax Return” shall mean a report, return or other information (including any attached schedules or any amendments to such report, return, document, declaration or any other information) required to be supplied to or filed with any taxing authority or jurisdiction (foreign or domestic) with respect to any Tax, including an information return, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

(r)                                    Employee Benefits; Employees.

(i)                                     All material “employee benefit plans,” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and all material employment, consulting, termination, severance, retention, change-in-control, deferred or incentive compensation, stock option or other equity-based and other benefit arrangements covering current or former employees of the Company or any of its Subsidiaries, other than agreements which have been satisfied in full (the “Company Plans”) are set forth in the Company Disclosure Schedule.  True and complete copies of (A) the legal documents for the Company Plans and (B) to the extent applicable, the most recently filed Form 5500 for each Company Plan, have been made available to Parent.  Any Company Plan intended to be qualified under Section 401(a) of the Code has received a determination letter and, to the knowledge of the Company, continues to satisfy the requirements for such qualification.  None of the Company Plans are subject to the provisions of Title IV of ERISA (a “Title IV Plan”), none of the Company Plans is a multiemployer plan within the meaning of Section 3(37) of ERISA and neither the Company nor any Subsidiary has incurred any material liability that remains outstanding in respect to any such Title IV Plan or multiemployer plan, nor could the Company or any Subsidiary have any liability pursuant to Title IV of ERISA.  Neither the Company nor any Subsidiary has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or engaged in any transaction that is reasonably likely to result in any such material liability or penalty.  Each Company Plan has been maintained and administered in material compliance with its terms and with all applicable law (including without limitation ERISA and the Code) to the extent applicable thereto.  Except as described in the Company SEC Reports and except for matters which would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his or her retirement or termination of employment (other than (x) coverage mandated by applicable law or (y) benefits the full cost of which is borne by the current or former employee).  Except as set forth in the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Company Plan or any other agreement or arrangement to which the Company or any of its Subsidiaries is a party, and no employee, officer or director of the Company or its Subsidiaries will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

(ii)                                  Except as set forth in the Company SEC Reports or Section 3.1(r) of the Company Disclosure Schedule: (A) none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made.  To the knowledge of the Company there have been no union organizing activities with respect to employees of the Company or any of its Subsidiaries within the past five years. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is, and neither the Company nor any of its Subsidiaries has been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge, and (B) during the past two years, neither the Company nor any of its Subsidiaries has effectuated a “plant closing” or “mass layoff” (as defined in the Worker Adjustment and Remaining Notification Act) affecting any of their sites of employment or one or more facilities or operating units within any site of employment or facility, nor is any such action scheduled within the 90 day period prior to the Effective Time.  The Company and its Subsidiaries have during the past three years complied in all material respects with all laws relating to the employment of labor.

(iii)                               Section 3.1(r) of the Company Disclosure Schedule contains a correct and complete list as of the date of this Agreement of each employee of the Company, including each such employee’s annual base salary.

(s)                                  Environmental Matters.  (i) The Company, its Subsidiaries, and their activities and operations are in compliance with all applicable common law standards relating to pollution or protection of the environment and human health or safety and any local, state or federal environmental statute, regulation, requirement, ordinance, decree, judgment or order relating to pollution or protection of the environment and human health or safety, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, the “Environmental Laws”); (ii) there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature (collectively, “Environmental Claims”) pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries; (iii) there are no conditions or circumstances that could form the basis of any Environmental Claim seeking to impose on the Company or any of its Subsidiaries, or that reasonably could be expected to result in the imposition on the Company or any of its Subsidiaries of, any liability or obligation under Environmental Laws; and (iv) there has not been any release, discharge or disposal of any hazardous or toxic materials or wastes at, on or under the facilities of the Company or its Subsidiaries that require notification, investigation or remediation pursuant to, or that are reasonably anticipated to give rise to liabilities or costs under, applicable Environmental Laws.

(t)                                    Properties.

(i)                                     Neither the Company nor any of its Subsidiaries owns any real property.  Except for any exceptions to the following as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:  (i) each of the Company and its Subsidiaries has valid leasehold interests in the real property leased (as landlord or as tenant) by or from it (the “Leased Real Property”), free and clear of all Liens other than Permitted Liens (as defined in Section 8.11(e)); (ii) all leases pursuant to which the Company or any of its Subsidiaries leases (as landlord or as tenant) any Leased Real Property are in full force and effect and grant in all respects the leasehold estates or rights of occupancy or use they purport to grant; and (iii) the Company and its Subsidiaries have not received any notice of any default either on the part of the Company or any of its Subsidiaries under any such lease and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time, or both, would constitute a default on the part of the Company or any of its Subsidiaries under any of such leases.

(ii)                                  The Company and each Subsidiary owns or leases all tangible and intangible personal Property required to conduct its business in the ordinary and usual course of its business consistent with past practices.  The Company and each Subsidiary has good and valid title to, or a valid leasehold interest in, all tangible and intangible personal property used by it, free and clear of all encumbrances of any nature whatsoever other than (A) Permitted Liens, (B) liens arising under Securitization Transaction Documents and (C) liens arising under other financing documents of the Company or any Subsidiary, each of which documents is listed in Section 3.1(u) of the Company Disclosure Schedule and a true and correct copy of each of which (including all schedules listing the assets subject thereto) has been provided to Parent, and a true and correct copy of each amendment to any such document or such schedules, or of any document or schedules thereto required to be added to such list in the Company Disclosure Schedule, in each case after the date hereof, will be provided to Parent.  All such tangible personal property is in sufficient operating condition to continue the operations of the Company and each Subsidiary in the ordinary and usual course of its business consistent with past practices. Upon consummation of the Merger, the Company and its Subsidiaries will be entitled to continue to use all tangible personal property employed by any of them in the conduct of their respective businesses as conducted as of the Effective Date without the payment of any amounts by the Company or Parent and without obtaining any consent or waiver that is either required or advisable.  All leases of tangible personal property of which the Company or any Subsidiary is the lessee or obligor are in full force and effect according to their terms and there are no outstanding defaults by the Company or any Subsidiary thereunder (nor are any of the other parties thereto in breach or default).  Neither the Company nor any Subsidiary is obligated upon the occurrence of any condition or event to deposit or pledge any collateral to any Person pursuant to any agreement, contract or commitment.

(u)                                 Contracts.  From the last day to which the Company’s most recently filed Form 10-K or Form 10-Q relates, whichever is later, to the date hereof, neither the Company nor any of its Subsidiaries has entered into any contract, agreement or other document or instrument (i) (other than this Agreement) that is required to be filed with the SEC that has not been so filed or any material amendment or modification to, or waiver under, any such contract, (ii) that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, or (iii) related to voting or governing how any shares of Company Common Stock shall be voted (the documents referred to in clauses (i) through (iii), together with all contracts, agreements or other documents or instruments listed in Item 14 of the Company’s Annual Report on Form 10-K most recently filed with the SEC which are in effect on the date hereof or listed on Section 3.1(u) of the Company Disclosure Schedule, are collectively referred to as the “Material Contracts”).  The Company and its Subsidiaries have not received any notice of any default under any Material Contract either by the Company or any of its Subsidiaries which is a party thereto or by any other party thereto which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and to the knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute such a default by the Company or such Subsidiary or any other party thereto.  Neither the Company nor any of its Subsidiaries is subject to or bound by any exclusive dealing arrangement, or other contract or arrangement, containing covenants which materially limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or which involve any material restriction of geographical area in which, or method by which, the Company or any of its Subsidiaries may carry on its business (other than as may required by Law or any applicable Governmental Entity).  The aggregate amounts payable to the

Executives upon consummation of the transactions contemplated hereby pursuant to the Employment Agreements and any other compensation arrangements, including forgiveness or repayment by the Company or one of its Subsidiaries of indebtedness under any stock loan program and the value of any non-cash compensation, between the Company and each of the Executives shall not exceed the amounts set forth by individual and by category of payment on Schedule 3.1(u) hereto.

(v)                                 Brokers or Finders.  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except the Financial Advisor, whose fees and expenses will be paid by the Company in accordance with the Company’s agreement with such firm, based upon arrangements made by or on behalf of the Company and previously disclosed to Parent.

(w)                               Insurance.  All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and the Subsidiaries and their respective properties and assets, and are in character and amount similar to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, could not have a Material Adverse Effect on the Company.  The Company and each Subsidiary have made any and all payments required to maintain such policies in full force and effect.  Neither the Company nor any Subsidiary has received notice of default under any such policy, and has not received written notice or, to the knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or material premium increase with respect to such policy.

(x)                                   Intellectual Property.

(i)                                     The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use (in each case, free and clear of any Liens), all Intellectual Property used or held for use in connection with the business of the Company and its Subsidiaries as currently conducted or as contemplated to be conducted.

(ii)                                  The use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use any Intellectual Property.

(iii)                               No person is challenging, or, to the knowledge of the Company, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries.

(iv)                              Neither the Company nor any of its Subsidiaries has received any notice written or otherwise of any assertion or claim, pending or not, with respect to any Intellectual Property used by the Company or its Subsidiaries.

(v)                                 No Intellectual Property owned or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.  For purposes of this Agreement, “Intellectual Property” means (A) all trademarks, trademark rights, trade names, trade name rights, trade dress and other indications of origin, corporate names, brand names, logos, certification rights, service marks, applications for trademarks and for service marks, know-how and other proprietary rights and information, the goodwill associated with the foregoing and registration in any jurisdiction of, and applications in any jurisdictions to register, the foregoing, including any extension, modification or renewal of any such registration or application; (B) all inventions, discoveries and ideas (whether patentable or unpatentable and whether or not reduced to practice), in any jurisdiction, all improvements thereto, and all patents, patent rights, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; (C) nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (D) writings and other works, whether copyrightable or not, in any jurisdiction, and all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (E) all computer software (including data and related documentation); (F) any similar intellectual property or proprietary rights; and (G) all copies and tangible documentation thereof and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

(y)                                 Loan and Lease Agreements.

(i)                                     Except as disclosed on Section 3.1(y) of the Company Disclosure Schedule, or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company (i) the Company or its Subsidiaries have a valid, perfected and enforceable first-priority security interest in the collateral intended to secure the obligations of each borrower under each agreement governing a loan extended by the Company and its Subsidiaries (each, a “Loan Agreement”), and (ii) with respect to equipment leased by the Company or its Subsidiaries to lessees pursuant to a lease agreement (each, a “Lease Agreement”), the Company or its Subsidiaries have either (A) good and marketable title to such equipment free and clear of all liens other than the lien of such lease or liens that are required to be removed by the lessee of such equipment pursuant to the Lease Agreement, or (B) a valid, perfected and enforceable first-priority security interest in the equipment leased pursuant to the applicable Lease Agreement.

(ii)                                  Each Loan Agreement and Lease Agreement (A) is in full force and effect and is valid, binding and enforceable by either the Company or one of its Subsidiaries against the obligor thereunder in accordance with its written terms except as the enforceability thereof may be stayed, delayed or avoided in connection with any bankruptcy, insolvency, reorganization or debt moratorium proceeding to which the obligor thereunder is subject and (B) neither the Company nor any Subsidiary is in breach of or in default under any Loan Agreement or Lease Agreement, and no event has occurred which, with notice and/or lapse of time, would constitute a default by the Company or any Subsidiary under any such Loan Agreement or Lease Agreement.

(iii)                               All information contained in the file titled “Subdebt2003 primary file.xls” provided to Parent on October 30, 2003 is accurate in all material respects as of September 30, 2003.

(iv)                              Each Loan Agreement or Lease Agreement constitutes and arose out of a bona fide business transaction entered into in the ordinary and usual course of the business of either the Company or its Subsidiaries consistent with past practices.

(v)                                 To the knowledge of the Company, no obligor under a Loan Agreement or a Lease Agreement (A) has acquired any property financed under such Loan Agreement or subject to such Lease Agreement (in each case, a “Subject Property”), any interest in any such Subject Property or the use of any such Subject Property for personal, family or household use or for agricultural purposes, (B) has used the proceeds received from the Company or any of its Subsidiaries under such Loan Agreement or Lease Agreement for personal, family or household use, or (C) is required under any applicable law to withhold from payments on any such Loan Agreement or Lease Agreement any interest or other withholdings for the payment of taxes to any domestic or foreign Governmental Entity.

(vi)                              (A) Each Loan Agreement and Lease Agreement has been entered into on standard terms and conditions appropriate for the type of such transactions purported to be covered thereby as reflected on the books of the Company or any of its Subsidiaries and such transactions were entered into using the standard forms appropriate for the type of transaction such Loan Agreement or Lease Agreement purports to represent and on a basis consistent with the Company’s past practices (copies of such standard forms are annexed on Schedule 3.1(y)), and (B) the portion of the file titled “Subdebt2003 primary file.xls” showing all Loan Agreements and Lease Agreements that have been amended or supplemented subsequent to the date of execution thereof provided to Parent on October 30, 2003 is accurate in all material respects as of September 30, 2003.

(z)                                   Securitization Matters.

(i)                                     No Securitization Disclosure Documents, true and correct copies of each of which have been provided to Parent and true and correct copies of each of which will, after the date hereof, be made available to Parent, as of its effective date (in the case of a registration statement) or its issue date (in the case of any other such document), contained any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ii)                                  Section 3.1(z) of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all outstanding Company Sponsored Asset Securitization Transactions, and for each such transaction (A) a list of all Securitization Disclosure Documents related thereto and currently in effect, (B) all outstanding securities issued therein, including securities retained by the Company and its Subsidiaries, (C) a list of all currently effective Securitization Transaction Documents  related thereto, a true and correct copy of each of which (including all schedules listing the assets subject thereto) has been provided to Parent, and a true and correct copy of each amendment to any such document or such schedules, or of any document or schedules thereto required to be added to such list, in each case after the date hereof, will be provided to Parent, and (D) the original and current rating and the principal amount as of the most current reporting date for each security listed pursuant to clause (B) of this Section 3.1(z)(ii).

(iii)                               Each transaction that has been accounted for by the Company as a sale of financial assets has been properly accounted for in accordance with U.S. GAAP, including Financial Accounting Standard No. 140 (“FAS 140”).  Under any Company Sponsored Asset Securitization Transaction that permitted the Company to elect to sell financial assets either with or without an option to repurchase, the Company has treated only those assets sold without a repurchase option as having been sold for financial reporting purposes and has not changed the status of any such assets as shown in its records from being sold without a repurchase option to being sold with a repurchase option.

(iv)                              Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any trustee, master servicer, servicer, backup servicer or issuer with respect to Company Sponsored Asset Securitization Transactions, has taken or failed to take any action, which action or inaction would adversely affect the intended tax characterization or tax treatment for federal, state or local income or franchise tax purposes of the issuer or any securities issued in any such Company Sponsored Asset Securitization Transactions.  All federal, state and local income or franchise tax and information returns and reports required to be filed by the issuer, master servicer, servicer, backup servicer or trustee relating to any Company Sponsored Asset Securitization Transactions, and all tax elections required to be made in connection therewith, have been properly filed or made.  At all times since the issuance of securities in a Company Sponsored Asset Securitization Transaction, the Company has enforced the restrictions on transfer of such securities described in the Securitization Disclosure Document pursuant to which the securities were offered and as set forth in the Securities Transaction Documents pursuant to which they were issued.

(aa)                            Risk Management; Derivatives.

(i)                                     The Company and its Subsidiaries have in place written risk management policies and procedures, true and correct copies of which have been provided to Parent prior to the date hereof, sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by Persons of similar size and in similar lines of business as the Company and its Subsidiaries.

(ii)                                  Section 3.1(aa) of the Company Disclosure Schedule sets forth a true and correct list as of the date hereof of all material derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of its Subsidiaries or their customers (“Derivative Instruments”) and contains a brief description of each such Derivative Instrument.

(iii)                               Each Derivative Instrument was entered into (A) only for purposes of mitigating identified risk or as a means of managing the Company’s and its Subsidiaries’ long-term debt objectives, (B) in accordance with the Company’s written policies and procedures, and (C) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except that enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally, and the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity)), and are in full force and effect.  Neither the Company nor its Subsidiaries, nor to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(bb)                          Data Tape.  The Company has furnished or made available to Parent a data tape which provides certain information with respect to loans and leases of the Company and its Subsidiaries (the “Data Tape”).  The Data Tape was prepared in good faith by the Company in accordance with the books and records of the Company and its Subsidiaries and in a manner not to have intentionally contained incorrect information.

(cc)                            Investment Company Act.  The Company is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  No less than 55% of the assets of the Company represent assets described in Section 3(c)(5)(B) of the 1940 Act.

Section 3.2                                      Representations and Warranties of Parent.  Parent represents and warrants to the Company as follows:

(a)                                  Organization, Standing and Power.  Each of Parent and the Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  The copies of the charter and by-laws of Merger Sub which were previously furnished to the Company are true, complete and correct copies of such documents and have not been amended or otherwise modified.

(b)                                 Authority; No Conflicts.

(i)                                     Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

(ii)                                  The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, result in a Violation of:  (A) any provision of the charter or by-laws of Parent or Merger Sub, or (B) except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license, or any Law applicable to Parent or its Subsidiaries or their respective properties or assets.

(iii)                               No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or any Governmental Entity is required by or with respect to Parent or Merger Sub as a result of the execution and delivery of this Agreement by each of Parent and Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for the Required Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(c)                                  SEC Filings; Financial Statements.

(i)                                     Parent has filed all forms, reports, statements, certifications and other documents required to be filed with the SEC since December 31, 2001 (collectively, the “Parent SEC Reports”), each of which, as finally amended, has complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed.

(ii)                                  The consolidated financial statements of the Parent (including any related notes thereto) included in the Parent SEC Reports (the “Parent SEC Financial Statements”) fairly present in all material respects the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operation and cash flows for the respective periods set forth therein, in each case, in accordance with U.S. GAAP (except, in the case of unaudited consolidated quarterly statements, (A) as permitted by Form 10-Q of the SEC, (B) as may be indicated

in footnotes thereto or in the Parent SEC Reports and (C) that they are subject to normal and recurring year-end adjustments).

(iii)                               Neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with U.S. GAAP except (A) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 2002 (including the notes thereto), (B) as incurred in connection with the transactions contemplated by this Agreement, (C) as incurred after December 31, 2002 in the ordinary course of business consistent with past practice, (D) as described in the Parent SEC Reports filed since December 31, 2002 but prior to the date of this Agreement or (E) as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)                                 Absence of Certain Changes or Events. Except as contemplated by this Agreement and except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, since December 31, 2002, there has not been any change, event or occurrence which has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(e)                                  Vote Required.  On or prior to the date hereof, Parent has duly executed and delivered a written consent as the only stockholder of Merger Sub, approving the Merger.  Other than those consents or approvals given or made on or as of the date hereof, no other vote of holders of any shares of any class or series of the capital stock of Merger Sub or Parent is necessary to approve the Merger and the other transactions contemplated hereby and the consent executed in connection with this Section 3.2(e) will not be amended, modified or withdrawn prior to Closing.

(f)                                    Information Supplied.

(i)                                     None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, on the date it is first mailed to stockholders of the Company or at the time of the Stockholders Meeting, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading.

(ii)                                  Notwithstanding the foregoing provisions of this Section 3.2(f), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by the Company for inclusion or incorporation by reference therein.  For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent or Merger Sub will be deemed to have been supplied by Parent and information concerning or related to the Company and the Stockholders Meeting shall be deemed to have been supplied by the Company.

(g)                                 GE Common Stock to Be Issued in the Merger.  All of the shares of GE Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of Liens or preemptive rights created by statute, GE’s Certificate of Incorporation or By-laws and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky laws.

(h)                                 Brokers or Finders.  No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Sandler O’Neill & Partners, L.P., whose fees and expenses will be paid by Parent in accordance with Parent’s agreement with such firm based upon arrangements made by or on behalf of Parent.

(i)                                     Merger Sub.  Merger Sub has conducted no business and undertaken no activities other than activities undertaken in connection with the Merger.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1                                      Covenants of the Company.  During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as contemplated by this Agreement, as required by Law or by the rules and regulations of a Governmental Entity or the AMEX, or to the extent that Parent shall otherwise consent in writing):

(a)                                  Ordinary Course.

(i)                                     The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time, and shall pay, discharge or satisfy claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), only in the usual, regular and ordinary course of business.

(ii)                                  The Company shall not, and shall not permit any of its Subsidiaries to, enter into any new material line of business.

(b)                                 Dividends; Changes in Share Capital.  The Company shall not, and shall not permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by Subsidiaries of the Company to the

Company or another wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock other than the purchase from time to time by the Company of Company Common Stock (and the associated Rights) in the ordinary course of business consistent with past practice in connection with the Company Plans.

(c)                                  Issuance of Securities.  The Company shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or any stock appreciation, phantom stock or similar rights with respect to the Company or its Subsidiaries, or enter into any agreement or commitment with respect to any of the foregoing, other than (i) the issuance of Company Common Stock (and the associated Rights) upon the exercise of Options outstanding as of the date hereof in accordance with their terms, (ii) issuances by a wholly owned Subsidiary of the Company of capital stock to the Company or another wholly owned Subsidiary of the Company, or (iii) issuances in accordance with the Rights Agreement.

(d)                                 Governing Documents.  The Company and its material Subsidiaries shall not amend, in the case of Subsidiaries, in any material respect, their respective charter, articles or certificates of incorporation, by-laws or other governing documents.

(e)                                  No Acquisitions.  The Company shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

(f)                                    No Dispositions.  Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of the Company or (ii) in the ordinary course of business (including in connection with (A) permanent securitizations, temporary warehousing facilities in contemplation thereof, and any similar financing activities, each undertaken in accordance with Section 4.1(g)(ii) hereof, and (B) the administration of properties acquired by the Company or its Subsidiaries in foreclosures, workouts or settlements), the Company shall not, and shall not permit any Subsidiary of the Company to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of the Company) which are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.

(g)                                 Investments; Indebtedness.  The Company shall not, and shall not permit any of its Subsidiaries to (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) by the Company or a Subsidiary of the Company to or in the Company or any wholly owned Subsidiary of the Company, or (B) financing transactions in the ordinary course of business (including in connection with any financing transactions of the type or similar to those previously engaged in by the Company and its Subsidiaries, in amounts consistent therewith, taking into account any growth in the business of the Company and its Subsidiaries) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances, or engage in any asset securitization transaction (whether accounted for as a sale of assets or as a financing transaction) not in existence as of the date of this Agreement except (A) sales of receivables and leases identified as “Designated Receivables” pursuant to the Second Amended and Restated Lease Receivables Purchase Agreement dated as of August 5, 2002, as amended through June 19, 2003, by and among HPSC Bravo Funding, the Company, Triple-A Funding Corporation and Capital Markets Assurance Corporation, (B) pursuant to financing transactions negotiated with General Electric Capital Corporation, a New York corporation (“GECC”), on terms mutually agreeable to GECC and the Company or (C) intercompany indebtedness between the Company and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries.

(h)                                 Accounting Methods; Income Tax Elections.  The Company shall not (i) materially change its methods of accounting or accounting principles or practices used by it, except as required by changes in U.S. GAAP as concurred in by the Company’s independent accountants, (ii) change its fiscal year, (iii) make or revoke any material express or deemed election relating to Taxes, (iv) settle or compromise any Tax liability material to the Company and its Subsidiaries taken as a whole or (v) change (or make a request to any Tax Authority to change) any material aspect of its method of accounting for Tax purposes.  The Company shall, and shall cause each of its Subsidiaries to, duly and timely file all material Tax Returns and other documents required to be filed with federal, state, local and other Tax Authorities, subject to timely extensions permitted by law; provided, however, that the Company promptly notifies Parent that it is availing itself of such extensions.

(i)                                     Compensation.  The Company shall not, and shall not permit any of its Subsidiaries to, enter into, adopt or amend any employment, change in control, “continuity,” severance or other similar plan, program, policy or agreement with or with respect to any Company Employee.  Except for commitments described in the final agreed draft of the document entitled “Retention Plan” submitted to the Company by Parent on or immediately prior to the execution and delivery hereof or as required by Law or an existing agreement, the Company shall not, and shall not permit any of its Subsidiaries to:  (i) enter into, adopt or amend or terminate any employment, consulting, indemnification, change in control, retention, bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner; (ii) increase any compensation or benefits payable or to become payable under any existing severance or termination pay policy or employment, deferred compensation, stock loan, consulting, severance, change in control, retention or other similar agreement or arrangement; (iii) increase the compensation, bonus, incentive or other benefits payable to (or to become payable to) former or current directors, officers, employees or consultants of the Company or any of its Subsidiaries, other than an increase in annual salary or hourly wage rates granted to current employees (other than officers) in the ordinary course of business, consistent with past practice; (iv) make any contribution, other than regularly scheduled contributions, to any Company Plan; or (v) make a commitment or agree to do any of the foregoing.

(j)                                     Fundamental Transactions.  The Company shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization (other than the Merger) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its Subsidiaries.

(k)                                  Material Contracts.  Except in connection with an action otherwise specifically permitted pursuant to this Section 4.1, neither the Company nor any of its Subsidiaries shall enter into, renew or modify any agreement which, if in effect on the date hereof, would have been a Material Contract without the prior written consent of Parent.

(l)                                     Commitments.  The Company shall not and shall not permit any of its Subsidiaries to enter into an agreement, contract, commitment or arrangement to take any of the actions prohibited by the foregoing provisions of this Section 4.1.

Section 4.2                                      No Control of Company Business.  Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time.  Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1                                      Preparation of Proxy Statement; Stockholders Meeting.

(a)                                  The Company and Parent shall promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus.  Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.  As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders.  The Company shall promptly notify Parent if, at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, filed with the SEC and, as required by law, disseminated to the stockholders of the Company.  Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of GE Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

(b)                                 The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of stockholders (the “Stockholders

Meeting”) for the purpose of considering the approval and adoption of this Agreement and at such meeting call for a vote and cause proxies to be voted in respect of the approval and adoption of this Agreement.  The Board of Directors has recommended to the stockholders of the Company the adoption and approval of this Agreement and shall not withdraw, modify or change such recommendation; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation if it has concluded in good faith that it is required to do so in order to comply with its fiduciary duties under applicable law.  Notwithstanding the Board of Director’s rights regarding its recommendation in the preceding sentence, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the exercise of such rights or by the commencement, public proposal, public disclosure or communication to the Company of a Takeover Proposal or Superior Proposal, or acceptance by the Company of a Superior Proposal.

Section 5.2                                      Access to Information.

(a)                                  Upon reasonable notice, the Company shall, during the period after the execution and delivery of this Agreement and prior to the Effective Time, (i) afford to the officers, employees, accountants, counsel, investment bankers and other representatives of Parent reasonable access, during normal business hours, to the properties, books, records and contracts and agreements of the Company and its Subsidiaries, (ii) furnish to Parent information concerning the business, properties, prospects, assets (tangible and intangible), liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel of the Company and its Subsidiaries as Parent may reasonably request, and (iii) make reasonably available, during normal business hours, to Parent the appropriate officers and employees of the Company and its Subsidiaries for discussion of the Company’s business, properties, prospects, assets, liabilities, financial statements, ratings, regulatory compliance, risk management, books, records, contracts, agreements, commitments and personnel as Parent may reasonably request.

(b)                                 Parent and its representatives will hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter dated March 4, 2003, between the Company and Parent (the “Confidentiality Agreement”).

(c)                                  Any investigation by Parent shall not affect the representations and warranties of the Company.

Section 5.3                                      All Reasonable Efforts.

(a)                                  Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its Subsidiaries to, use all reasonable efforts (or best efforts with respect to the covenant in Section 5.10) (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VI hereof, to consummate the Merger as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective Subsidiaries in connection with the

Merger and the other transactions contemplated hereby or to satisfy the condition set forth in Section 6.2(k), and to comply with the terms and conditions of any such consent, authorization, order or approval.

(b)                                 Without limiting the foregoing, the Company and Parent shall duly file with the FTC and the Antitrust Division of the Department of Justice the notification and report form (the “HSR Filing”) required under the HSR Act with respect to the Merger as promptly as practical, but in no event later than the seventh Business Day following the date hereof.  The HSR Filings shall be in substantial compliance with the requirements of the HSR Act.  Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder.  Parent and the Company shall furnish to each other all such information as is necessary to prepare any such registration, declaration or filing.  Parent and the Company each shall pay the filing fees with respect to the HSR Filing filed by it and any other such registration, declaration or filing.  Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity with respect to the Merger.

(c)                                  Notwithstanding anything to the contrary, (i) neither the Company nor the Parent shall be under any obligation to litigate before or with, or contest any order or decree, or defend against any such actions or proceedings commenced by any Governmental Entity in respect of the antitrust, competition, merger control or similar laws and rules or regulations, and (ii) neither Parent nor any of its Subsidiaries or affiliates shall be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (A) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent’s or its Subsidiaries’ or Affiliates’ ability to retain, the Company or any businesses, product lines or assets of the Company, or (B) the ability to retain, own or operate any portion of the businesses, product lines, or assets, of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of the Company, Parent or its Subsidiaries or Affiliates.  If any such party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger, then such party will endeavor in good faith to make, or cause to be made, as soon as possible and after consultation with the other parties, an appropriate response in compliance with such request.  Parent and the Merger Sub, on the one hand, and the Company, on the other hand, shall promptly inform the other of any material communication from the United States Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the Merger.

(d)                                 Prior to the Closing, each party shall use reasonable best efforts to refrain from taking any action or failing to take any action, which action or failure to act would cause, or be reasonably likely to cause, the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

Section 5.4                                      No Solicitation.

(a)                                  From the date hereof until the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, and shall cause its officers, directors, employees, investment bankers, attorneys, accountants and other representatives not to, directly or indirectly (i) solicit or knowingly encourage the initiation of (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that nothing contained in this Section 5.4(a) shall prohibit the Company or its directors from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, provided that the Company may not take any position or action, except as permitted by Section 5.1(b), other than recommending rejection of any such tender or exchange offer without first complying in all respects with the provisions of this Agreement regarding acceptance of a Superior Proposal, including the following proviso; provided, however, that if, prior to the Effective Time and following the receipt of a Takeover Proposal that was made in circumstances not otherwise involving a breach of this Agreement, the Board of Directors of the Company determines in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so could reasonably be expected to constitute a breach by it of its fiduciary duties to its shareholders under applicable law, the Company may, in response to such Takeover Proposal and subject to compliance with Section 5.4(b), (x) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a customary confidentiality agreement (but no less favorable to the Company than the confidentiality agreement entered into with Parent), provided that (A) such confidentiality agreement must include a provision prohibiting solicitation of key employees of the Company or its Subsidiaries, such provision lasting at least one year, and may not include any provision calling for an exclusive right to negotiate with the Company, and (B) the Company advises Parent of all such nonpublic information delivered to such person concurrently with its delivery to the requesting party, and (y) participate in negotiations with such party regarding such Takeover Proposal, and (z) prior to the Effective Date, following receipt of an unsolicited, bona fide Takeover Proposal from a third party which is a Superior Proposal, enter into an agreement with such third party and terminate this Agreement pursuant to Section 7.1(b)(iv) hereof, if after duly considering the advice of outside counsel, the Board of Directors of the Company determines in good faith that failure to do so could reasonably be expected to breach its fiduciary duties to the Company’s stockholders under applicable law.

(b)                                 In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.4, and subject to the terms of any confidentiality agreement signed prior to the date hereof, the Company shall promptly advise Parent orally and in writing, and in no event later than 48 hours after receipt, if any proposal, offer, inquiry, or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the person making such proposal, offer, inquiry, or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed, on a reasonably current basis, of all material developments affecting the status and terms of any such proposals or offers or the status of any such discussions or negotiations.  The Company shall not release any person from, or waive any provision of, any confidentiality or standstill agreement entered into as of the date of this Agreement.

(c)                                  (i)                                     For purposes of this Agreement, “Takeover Proposal” means any inquiry, proposal or offer from any person (other than Parent and its Subsidiaries, affiliates, and representatives) relating to any (A) direct or indirect acquisition or purchase of a 10% or more in fair market value of the assets of the Company and any of its Subsidiaries, taken as a whole, (B) direct or indirect acquisition of a 10% or greater equity or voting interest in securities of the Company, or (C) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or 10% or more in fair market value of the assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

(ii)                                  “Superior Proposal” means a bona fide written proposal obtained not in breach of this Agreement to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or substantially all of the assets of the Company made by a third party on terms and conditions that the Board of Directors of the Company determine in their good faith and reasonable judgment after consultation with its financial advisor and outside counsel to be more favorable from a financial point of view than the Merger, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent and the ability of the Person making such Superior Proposal to consummate such Takeover Proposal (based upon, among other things, the existence of any financing requirements and the expectation of obtaining required regulatory approvals).

(d)                                 Communication of Restrictions.  The Company shall use its reasonable best efforts to ensure that the officers, directors and employees of the Company and of each subsidiary of the Company and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.4, and the failure of such officers, directors, employees, investment bankers or other advisors or representatives to comply with the provisions hereof shall be deemed to be a breach by the Company of this Agreement.

(e)                                  Agreement with Others.  Section 7.1(b)(iv) sets forth the sole right of the Company to terminate this Agreement pursuant to this Section 5.4.

Section 5.5                                      Employee Benefits Matters.  Effective immediately prior to the Effective Time, the Company shall and shall cause its Subsidiaries to terminate the ESOP.

Section 5.6                                      Fees and Expenses; Termination Fee.

(a)                                  Except as provided in this Section 5.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including transfer taxes and the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses out of the separate funds of such party, not to be reimbursed by the other, and all other costs and expenses otherwise required to be borne by the Company, including without limitation, fees of separate counsel, financial advisors, or accountants for employees or others as well as taxes imposed on the transfer of the Company Common Stock (including tax on the transfer of a controlling interest in an entity possessing real property) shall be paid prior to the closing out of the separate funds of the Company, not to be reimbursed by Parent or Merger Sub, provided that all printing expenses and all filing fees (including filing fees under the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company.

(b)                                 Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated:

(i)                                     by the Company pursuant to Section 7.1(b)(ii) after receipt of a Superior Proposal,

(ii)                                  by Parent pursuant to Section 7.1(b)(iii) or 7.1(d), or

(iii)                               by Parent or the Company pursuant to Section 7.1(b)(iv) or, after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in Section 7.1(d)(i), (ii) or (iii), pursuant to Section 7.1(b)(v), then, in each case, the Company shall (without prejudice to any other rights of Parent against the Company) reimburse Parent upon demand for all reasonable and documented out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any Affiliate (as hereinafter defined) of Parent in connection with this Agreement, the Voting Agreements and the transactions contemplated herein or therein, including all fees and expenses of counsel, investment banking firms, accountants and consultants (collectively, “Parent Fees”) up to $1,750,000.

(c)                                  Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated:

(i)                                     by the Company pursuant to Section 7.1(b)(ii) after receipt of a Superior Proposal,

(ii)                                  by Parent pursuant to Section 7.1(b)(iii) or Section 7.1(d), or

(iii)                               by Parent or the Company pursuant to Section 7.1(b)(v), after receipt of a publicly disclosed Superior Proposal or after the occurrence of any of the events described in Section 7.1(d)(i), (ii) or (iii), and, in each case, prior to, concurrently with or within twelve months after such a termination a Third Party Acquisition Event (as defined below) occurs, then the Company shall (in addition to any obligation under Section 5.4(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee (as defined below) in cash, such payment to be made promptly, but in no event later than the second Business Day following, the later to occur of such termination and such Third Party Acquisition Event; or

(d)                                 Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(iv), then the

Company shall (in addition to any obligation under Section 5.4(b) and without prejudice to any other rights of Parent against the Company) pay to Parent the Termination Fee in cash, such payment to be made by the Company concurrently with such termination if the termination is by the Company, or no later than the second Business Day following such termination if the termination is by Parent.

(e)                                  “Termination Fee” means $2,150,000.

(f)                                    A “Third Party Acquisition Event” means any of the following events:  (A) any person (other than Parent or its Affiliates) acquires or becomes the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; (B) any group (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates) is formed which, at the time of formation, beneficially owns 20% or more of the outstanding shares of Company Common Stock; (C) the Company enters into, or announces that it proposes to enter into, an agreement, including, an agreement in principle, providing for a merger or other business combination involving the Company or a “significant subsidiary” (as defined in Rule 1.02(w) of Regulation S-X as promulgated by the SEC) of the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company or a significant subsidiary (other than the transactions contemplated by this Agreement); (D) any person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such person, results or would result in such person being the beneficial owner of 20% or more of the outstanding shares of Company Common Stock; or (E) there is a public announcement with respect to a plan or intention by the Company to effect any of the foregoing transactions.  For purposes of this Section 5.6(f), the terms “group” and “beneficial owner” shall be defined by reference to Section 13(d) of the Exchange Act.

(g)                                 Subject to Section 2.3, the Company shall pay, without deduction or withholding from any amount payable to the holders of Company Common Stock, any taxes or fees imposed by any Governmental Entity which become payable in connection with Merger or the payment of the Merger Consideration for which the Company is or the stockholders of the Company are primarily liable and in no event shall Parent pay or reimburse such amounts.

Section 5.7                                      Directors’ and Officers’ Indemnity.

(a)                                  Parent agrees that from and after the Effective Time it will or will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company and other persons entitled to indemnification under the charter and by-laws or similar organizational documents of the Company or any of its Subsidiaries as in effect on the date hereof (“Covered Persons”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) reasonably incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (collectively, “Covered Claims”), including any Covered Claims arising out of this Agreement and the transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law; provided, however, that Parent shall be deemed to have satisfied its obligations hereunder if it has paid all applicable amounts into escrow within thirty days after a written claim for indemnification by the Covered Person has been received by the Parent.  Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable Law; provided, however, that if required under applicable Law, the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.  Each Covered Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from Parent and the Surviving Corporation within ten (10) Business Days of receipt from the Covered Party of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.  Notwithstanding the foregoing, Parent shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of Parent, unless such proceeding (or part thereof) was commenced by a Covered Person with respect to amounts paid into escrow pursuant to this Section 5.7(a) that have not been released to such Covered Person within a reasonable period after it has been ultimately determined that such Covered Person is entitled to indemnification.

(b)                                 Parent shall cause the Surviving Corporation and all other Subsidiaries of the Company to maintain for a period of at least six years the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts provided by reputable and financially sound insurance companies containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that in no event shall the Surviving Corporation be required to pay premiums therefor in any one year in an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.  The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Closing for purposes of this Section 5.7, which policies provide such directors and officers with coverage for an aggregate period of not less than six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement.  If such prepaid policies have been obtained by the Company prior to the Closing, Parent shall and shall cause the Surviving Corporation to maintain such policies in full force and effect, and continue to honor the Company’s obligations thereunder.

(c)                                  If Parent, the Surviving Corporation, any of its Subsidiaries or any of their successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation, such Subsidiary or such successor or assign assume the obligations set forth in this Section 5.7.

(d)                                 This Section 5.7 is intended to benefit and shall be enforceable by the Covered Persons and their respective heirs, executors and personal representatives and shall be binding on and enforceable against Parent, Merger Sub and the Surviving Corporation and their successors and assigns.

Section 5.8                                      Public Announcements.  The Company and Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

Section 5.9                                      Rule 145 Letters.  On the date hereof, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Stockholders Meeting, may be deemed to be “affiliates” of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the “Rule 145 Affiliates”).  The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent within 30 days of the date hereof a written agreement in substantially the form of Exhibit 5.9 hereto, executed by each of such persons identified in the foregoing list.

Section 5.10                                Consents, Waivers and Other Approvals. The Company and any applicable Subsidiary shall use best efforts to obtain all consents, waivers and other approvals necessary in order to avoid the occurrence, as a result of the Merger, of (i) any Violation (as defined in Section 3.1(c)(ii) of this Agreement) under any agreement listed in Section 5.10 of the Company Disclosure Schedule or under any other agreement material to the Company or any Subsidiary, including any “wind-down event,” “event of termination” or other event giving rise to a termination under any Securitization Transaction Document or (ii) any “servicing termination event” or other similar termination or replacement of the Company or any Subsidiary as “servicer” under any Securitization Transaction Document.  For the avoidance of doubt, solely for purposes of Section 5.10(i) hereof, an agreement shall be considered “material” to the Company or applicable Subsidiary if (x) the Merger would cause, result in, or otherwise give rise to a Violation under such agreement, and (y) as a consequence of such Violation and the exercise (or right to exercise) any rights or remedies under such agreement, a cross-default or other event of default or termination would occur (or could occur with notice, or the passage of time) under any agreement listed in Section 5.10 of the Company Disclosure Schedules.

Section 5.11                                Stock Exchange Listings.  Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of GE Common Stock to be issued in connection with the Merger which have not been previously listed.

Section 5.12                                Employee Wages and Benefits.  For the first year following the Effective Time while employed by the Surviving Corporation, employees of the Surviving Corporation will receive base wages and salaries at rates no less favorable to such employees than the rates of base wages and salaries paid by the Company or its Subsidiaries to such employees on the date of this Agreement (excluding bonuses and other variable pay).  Except with respect to the Executives or as otherwise provided in this Agreement, Parent shall or shall cause the Surviving Corporation to (i) maintain in effect current Company employee benefit plans and arrangements at least through the end of the calendar month in which the Merger becomes effective, and (ii) beginning on the first day of the calendar month following the calendar month in which the Merger becomes effective, through December 31, 2004, maintain in effect employee benefit plans and arrangements which provide benefits which have a value which is substantially comparable, in the aggregate, to the benefits provided by the Company.  For purposes of determining eligibility to participate or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Parent or the Surviving Corporation, employees of the Company and its Subsidiaries as of the Effective Time shall receive service credit for service with the Company and its Subsidiaries to the same extent such credit was granted under the Company Plans, subject to offsets for previously accrued benefits and no duplication of benefits. Parent shall, or shall cause the Surviving Corporation to, give effect, in determining any deductible and maximum out-of-pocket limitations payable during the plan year in which the Effective Time occurs, to claims incurred and amounts paid by, and amounts reimbursed to, current employees of the Company during such plan year under similar plans maintained by the Company immediately prior to the Effective Time.

Section 5.13                                Documentation of Asset Sales.

(a)                                  In connection with each Company Sponsored Asset Securitization Transaction prior to the date hereof under which the Company had the ability to elect to sell financial assets either with or without an option to repurchase, the Company shall execute and deliver to the purchaser of such assets documents identifying those assets sold with such a repurchase option and those sold without such an option.  Each such document shall also state that at all times since the date of sale it has consistently treated all assets sold without such a repurchase option as not being subject to such an option.

(b)                                 In connection with each Company Sponsored Asset Securitization Transaction after the date hereof under which the Company has the ability to elect to sell financial assets either with or without an option to repurchase, the Company shall execute and deliver to the purchaser of such assets at or before the closing of such sale a document identifying those assets being sold with a repurchase option and those being sold without such an option.

(c)                                  Each document executed and delivered by the Company pursuant to this Section 5.13 shall be satisfactory in form and substance to the Parent, and a copy of each such document shall be delivered to the Parent at the time it is delivered to the purchaser of the assets described therein.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1                                      Conditions to Each Party’s Obligation to Effect the Merger.  The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)                                  Stockholder Approval.  The Company shall have obtained the Required Company Vote approving the Merger and the other transactions contemplated hereby, including the amendment to the Company’s charter contemplated hereby.

(b)                                 No Order.  No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby; provided, however, that the provisions of this Section 6.1(b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, the enforcement or entering into of any such law, rule, regulation, executive order, decree, injunction or other order.

(c)                                  HSR and Other Approvals/Consents or Waivers.

(i)                                     The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(ii)                                  All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of, directly or indirectly, restraining, prohibiting or restricting the Merger or any of the transactions contemplated hereby or would have, individually or in the aggregate, a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained, shall have been made or shall have occurred.

(d)                                 Registration Statement.  The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Company, threatened by the SEC.  All necessary state securities or blue sky authorizations (including State Takeover Approvals) shall have been received.

Section 6.2                                      Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

(a)                                  Representations and Warranties.  Each of the representations and warranties of the Company set forth in this Agreement (i) that is qualified as to materiality and Material Adverse

Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and (ii) that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date, as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date) and except where the failure of any such representations and warranties referred to in clause (ii) to be so true and correct, in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company certifying to the satisfaction of the conditions set forth in this Section 6.2(a).

(b)                                 Performance of Obligations of the Company.  The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

(c)                                  Opinion.  The Company shall have received an opinion of Day, Berry & Howard LLP, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering such opinion, Day, Berry & Howard LLP may receive and rely upon customary representations from Parent, Merger Sub and the Company.

(d)                                 No Material Adverse Change.  Since the date of this Agreement through and including the time immediately prior to the Effective Time, there shall not have been any changes, circumstances or effects which, individually or in the aggregate, have had or could reasonably be expected to have, a Material Adverse Effect on the Company.

(e)                                  No Governmental Suits.  There shall not be pending or threatened (as evidenced by a writing), any suit, action or proceeding by a federal, state or foreign governmental entity (other than a suit, action or proceeding based on facts solely relating to Parent or Merger Sub or any of their respective Subsidiaries) which could reasonably be expected to (i) restrain, prohibit or declare illegal the consummation of the Merger, (ii) in connection with the Merger, prohibit or impose any material limitations on Parent’s or Merger Sub’s ownership or operation (or that of any of their respective affiliates) of all or a material portion of the Company’s businesses or assets after giving effect to the Merger, or (iii) in connection with the Merger, compel Parent or Merger Sub or their respective Subsidiaries and affiliates to dispose of or hold separate any portion of the business or assets of the Company or any of its Subsidiaries (after giving effect to the Merger).

(f)                                    No Adverse Changes in Equity Markets.  There shall have not occurred and be continuing (i) any general suspension of trading in, or limitation on prices for, securities in either the New York Stock Exchange or the AMEX for a period in excess of three hours (excluding suspensions in limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), or (ii) any decline in either the New York Stock Exchange or the AMEX composite index by an amount in excess of 25% measured from the close of business on the date of this Agreement.

(g)                                 Terrorist Incidents. There shall not have occurred any armed hostilities or other national or international calamity, or one or more acts of terrorism, which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

(h)                                 Rights Agreement.  The Company shall have amended the Rights Agreement to ensure that (i) none of a “Distribution Date” or a “Share Acquisition Date” (in each case as defined in the Rights Agreement) will occur as a result of the transactions contemplated hereby, and none of Parent, Merger Sub or any of their “Affiliates” or “Associates” will be deemed to be an “Acquiring Person” (in each case as defined in the Rights Agreement), by reason of the consummation of the transactions contemplated by this Agreement, and (ii) the Rights will expire immediately prior to the Effective Time.  On or prior to the Closing Date, no “Distribution Date” or “Share Acquisition Date” (as defined in the Rights Agreement) shall have occurred.

(i)                                     Employment Contracts or Arrangements.  The Company and each of the Executives shall have entered into a retention agreement and amended employment agreement on the date hereof and each such agreement shall be in full force and effect.  The Company shall have amended each offer of employment or other commitment pursuant to which any employee has been offered options to purchase Company Common Stock the grant of which options to such employee had not been authorized by the Board of Directors of the Company as of the date hereof, to rescind such offer of options and provide for compensation to be paid on terms and subject to conditions reasonably satisfactory to Parent.

(j)                                     FIRPTA Certificate.  The Parent shall have received a statement meeting the requirements of Treasury Regulation Section 1.1445-2(c)(3) that neither the Company nor any Subsidiary is or has been within the last five years a United States real property holding corporation.

(k)                                  Consents, Waivers and Other Approvals.  The Company and each applicable Subsidiary shall have obtained all consents, waivers and other approvals described under Section 5.10 of this Agreement.

(l)                                     ACFC Disposition.    If American Commercial Finance Corporation (“ACFC”), a wholly-owned subsidiary of the Company, has not been sold to an independent third party on terms and subject to conditions reasonably satisfactory to Parent prior to the Closing Date, the Company shall have taken such actions with respect to the employees of ACFC as Parent may request.

Section 6.3                                      Additional Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, on or prior to the Closing Date of the following additional conditions:

(a)                                  Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality and Material

Adverse Effect shall have been true and correct at and as of the Closing Date as if made at and as of the Closing Date, and each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except, in each case, for those representations and warranties which address matters only as of a particular date, in which case, they shall be true and correct, or true and correct in all material respects, as applicable, as of such date), and the Company shall have received a certificate of a duly authorized representative of Parent certifying to the satisfaction of the conditions set forth in this Section 6.3(a).

(b)                                 Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality, and the Company shall have received a certificate of a duly authorized representative of Parent to such effect.

(e)                                  Opinion.  Parent shall have received an opinion of Gibson, Dunn & Crutcher LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective Time, on the basis of facts, representations and assumptions that are consistent with the state of facts existing as of the Effective Time substantially to the effect that, for federal income tax purposes, the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering such opinion, Gibson, Dunn & Crutcher LLP may receive and rely upon customary representations from Parent, Merger Sub and the Company.

ARTICLE VII

TERMINATION AND AMENDMENT

Section 7.1                                      Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

(a)                                  By the mutual consent duly authorized by the Boards of Directors of the Parent and the Company.

(b)                                 By either of the Company or Parent if:

(i)                                     any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the issuance of such order, decree or ruling;

(ii)                                  the Merger has not been effected on or prior to the close of business on the later of May 15, 2004 or the date 100 days after the waiting period applicable to the consummation of the Merger under the HSR Act has expired or been terminated; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date;

(iii)                               the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five Business Days following receipt by such other party of written notice of such failure to comply;

(iv)                              the Company enters into a merger, acquisition or other agreement (including an agreement in principle) to effect a Superior Proposal or the Board of Directors of the Company resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless (A) the Company has delivered to Parent a written notice of the Company’s intent to enter into such an agreement to effect the Superior Proposal, (B) 48 hours have elapsed following delivery to Parent of such written notice by the Company, and (C) during such 48 hour period the Company has fully cooperated with Parent, including informing Parent of the terms and conditions of the Takeover Proposal and the identity of the person making the Takeover Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless at the end of such 48 hour period the Board of Directors of the Company continues reasonably to believe that the Takeover Proposal constitutes a Superior Proposal when compared to the Merger (taking into account any such modification as may be proposed by Parent) and concurrently with such termination the Company pays to Parent the amounts specified under Sections 5.6(a), (b) and (e);

(v)                                 the holders of the Company Common Stock do not approve and adopt this Agreement at the Stockholders Meeting or at any adjournment or postponement thereof; or

(vi)                              the waiting period applicable to the consummation of the Merger under the HSR Act has not expired or been terminated on or prior to May 15, 2004.

(c)                                  By the Company if there has been a breach of a representation or warranty of Parent or Merger Sub that gives rise to a failure of the fulfillment of a condition of the Company’s obligations to effect the Merger pursuant to Section 6.3, which breach has not been cured within five Business Days following receipt by Parent or Merger Sub of written notice of the breach.

(d)                                 By Parent if:

(i)                                     the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have qualified, changed, modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable and fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so;

(ii)                                  the Board of Directors of the Company shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to do so;

(iii)                               a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced by a third party that is not an Affiliate of Parent, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified, in a manner adverse to Parent, its approval or recommendation of any of the Merger;

(iv)                              there has been a breach of a representation or warranty of the Company that gives rise to a failure of the fulfillment of a condition of the Parent’s and Merger Sub’s obligations to effect the Merger pursuant to Section 6.2, which breach has not been cured within five Business Days following receipt by the Company of written notice of the breach;

(v)                                 there is (i) any claim, action, suit, proceeding or investigation by any Government Entity pending or threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries or any of the officers or directors of the foregoing or (ii) any judgment, decree, injunction, ruling or order of any Governmental Entity outstanding against any of the foregoing; or

(vi)                              after the date hereof the Company shall have received a negative notice regarding a breach of a financial covenant contained in any Securitization Transaction Document which breach could in the reasonable judgment of the Parent lead to a termination of the Company as servicer and which breach is not cured within 10 Business Days after receipt of such notice or two Business Days prior to such earlier date as the Closing is scheduled to occur in accordance with Section 1.2.

Section 7.2                                      Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 5.1(b), 5.2(b), 5.6, 7.2 and Article VIII hereof) shall forthwith become null and void, and there shall be no liability on the part of the Parent, Merger Sub, the Company or their respective officers and directors, except (i) as provided in Section 5.6, and (ii) nothing shall relieve any party from liability for fraud or any willful breach of a covenant contained in this Agreement; provided, however, that if this Agreement is terminated by the Company pursuant to Section 7.1(b)(iv), this Agreement and the Voting Agreement shall survive for purposes of submitting the transactions contemplated hereby, including the Merger, to a vote of the stockholders at the Stockholders Meeting in accordance with Section 5.1(b) and shall not become null and void unless and until the stockholders fail to approve and adopt this Agreement at such Stockholders Meeting or any adjournment thereof.

Section 7.3                                      Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after receipt of the Required Company Vote or approval of the Merger by Merger Sub’s stockholder(s), but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4                                      Extension; Waiver.  At any time prior to the Effective Time, the parties hereto may to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those or any other rights.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1                                      Non-Survival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or other agreements, shall survive the Effective Time, except (i) for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time, and (ii) for this Article VIII.

Section 8.2                                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by telecopy upon confirmation of receipt, (ii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the day of receipt if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered in one of the means set forth above to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)                                  if to Parent or Merger Sub, to:

General Electric Company
c/o GE Healthcare Financial Services
500 West Monroe Street
Mail Stop 14-01
Chicago, Illinois 60661
Attention:                        Anthony DiGiacomo
Facsimile No.:  (312) 441-7783

in each case with a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention:                        Steven R. Shoemate, Esq.
Facsimile No.:  (212) 351-4035

and, with respect to any requests for consents pursuant to Section 4.1 of this Agreement, with a copy to:

General Electric Company
c/o GE Healthcare Financial Services
500 West Monroe Street
Mail Stop 14-01
Chicago, Illinois 60661

Attention:                      W. Gordon Olivant,
Manager - Business Development - HFS

Facsimile No.:  (312) 441-7240

(b)                                 if to the Company, to:

HPSC, Inc.
60 State Street, 35th floor
Boston, Massachusetts 02109
Attention:                        John Everets
Facsimile No.: (617) 720-7299

with a copy to:

Day, Berry & Howard LLP
260 Franklin Street
Boston, Massachusetts 02110
Attention:                        Dennis W. Townley, Esq.
Facsimile No.: (617) 345-4745

Section 8.3                                      Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this

Agreement unless otherwise indicated.  The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.

Section 8.4                                      Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 8.5                                      Entire Agreement; No Third Party Beneficiaries.

(a)                                  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.  The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and Parent under any other agreement between the parties not relating to the subject matter hereto shall not be affected by any provision of this Agreement.

(b)                                 This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.7.

Section 8.6                                      Governing Law.  This Agreement and all disputes and controversies arising out of or related to this Agreement or the Merger shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.7                                      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.8                                      Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.9                                      Submission to Jurisdiction; Waivers.  Each of Parent, Merger Sub and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns may be brought and determined in the Chancery Courts of the State of Delaware and any Federal court of the United States of America sitting in the State of Delaware, and each of Parent, Merger Sub and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.  Each of Parent, Merger Sub and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with applicable law, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.10                                Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.11                                Definitions.  As used in this Agreement:

(a)                                  “Business Day” means any day on which banks are not required or authorized to close in New York City, New York.

(b)                                 “Company Sponsored Asset Securitization Transaction” means any loan, lease receivable or other asset securitization transaction (whether structured as a sale of such assets or as a borrowing secured by such assets) in which the Company or any of its Subsidiaries was an issuer, borrower, sponsor or depositor.

(c)                                  “Executives” shall mean, collectively, John W. Everets, Raymond R. Doherty and Rene Lefebvre.

(d)                                 “Knowledge” of the Company or similar references means the actual knowledge of any of John W. Everets, Raymond R. Doherty, Rene Lefebvre, Steve Ballou and William Hoft, after reasonable inquiry of the executive or senior managerial employees responsible for the relevant matters.

(e)                                  “Material Adverse Effect” means, with respect to the Company, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Company competes that do not have a materially disproportionate effect (relative to other industry participants) on the Company and its Subsidiaries taken as a whole).  For purposes of this definition a Material Adverse Effect shall be deemed to have occurred if the applicable event, change, circumstance or effect could reasonably be expected to have an adverse effect of $7,000,000 or more on the Company.

(f)                                    “Parent Material Adverse Effect” means, with respect to the Parent, any event, change, circumstance or effect that, individually or together with any other event, change, circumstance or effect, is or could reasonably be expected to be materially adverse to the business, operations, properties, assets, liabilities, financial condition or results of operations of the Parent and its Subsidiaries taken as a whole (other than events, changes, circumstances or effects that result from economic factors affecting the economy as a whole).

(g)                                 “Permitted Liens” means the collective reference to (i) Liens for current property taxes, assessments and other governmental charges not yet due and payable or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP, (ii) statutory liens of landlords, mechanics, carriers, warehousemen, and other Liens imposed by law incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) easements, patent reservations, covenants, rights of way and other similar restrictions of record, (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any Real Property, and (v) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interest or encumbrances that have been placed by any developer, landlord or third party on Real Property over which the Company or any Subsidiary has easement rights or on any of the Leased Real Property and subordination or similar agreements relating thereto, and (C) unrecorded easements, covenants, rights of way and other similar restrictions, none of which items set forth in clauses (A), (B) and (C), individually or in the aggregate, materially impair the continued use and operation of the Real Property to which they relate in the business of the Company and its Subsidiaries taken as a whole as presently conducted.

(h)                                 “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(i)                                     “Securitization Disclosure Document” means any registration statement, prospectus, private placement memorandum or other offering document, or any amendments or supplements to any of the foregoing, utilized in connection with the offering of securities in a Company Sponsored Asset Securitization Transaction.

(j)                                     “Securitization Transaction Document” means any agreement related to any Company Sponsored Asset Securitization Transaction pursuant to which assets were sold or pledged, money was borrowed, securities were issued, including, without limitation, ancillary documents such as organizational documents for special purpose entities involved in the transactions, securities underwriting, placement or purchase agreements, servicing and custody agreements, fee letters, and credit support and hedging arrangements.

(k)                                  “Subsidiary” (i) when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, (A) of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or (B) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, and (ii) when used with respect to the Company, includes each entity created by one or more wholly owned Subsidiaries of the Company in connection with its securitization or warehouse transactions in which the Company or any of its wholly owned subsidiaries holds an interest.

IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers or authorized representatives thereunto duly authorized, all as of the date first above written.

HPSC, INC.

By	: /s/ John W. Everets
Name: John W. Everets
Title: Chairman

PATRIOT HFS, INC.

By:	W.G. Olivant
Name: W.G. Olivant
Title: President

GENERAL ELECTRIC COMPANY

By:	W.G. Olivant
Name: W.G. Olivant
Title: Managing Director Duly Authorized Signatory